Exhibit 4.1

SEE LEGENDS ON REVERSE SIDE OF CERTIFICATE

Number		Shares
*0*	Incorporated Under the Laws of the Commonwealth of Massachusetts on March 1, 2016	*0*

HarborOne Bancorp, Inc. Common Stock Par Value $0.01

THIS CERTIFIES THAT **SPECIMEN** is the record holder of Zero (0) Shares of the Common Stock, Par Value $0.01, of HARBORONE BANCORP, INC. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the rights, preferences and limitations applicable to each class and series. The Corporation will furnish to any shareholder upon request in writing and without charge a full description of the rights, preferences and limitations applicable to each class and series.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this        day of                    20   .

President	Secretary

THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

The following  abbreviations when used in the inscription of the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)

TEN ENT	-	as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right
of survivorship and not as
tenants in common
(State)

Additional abbreviates may also be used through not in the above list

For value Received,                                  hereby sell, assign and transfer unto                                  Shares of the Common Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint                             Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

Dated:                     A.D.

In Presence of:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE SHAREHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICLAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.